                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           January 6, 2000
                            Date of Report
                  (Date of Earliest Event Reported)


                 Commission File No.  033-20344-LA
                                      ------------

                         O.T.S. HOLDINGS, INC.
                         ---------------------
          (Name of Small Business Issuer in its Charter)

      Colorado           033-20344-LA             84-1077242
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)

                   3046 East Brighton Place
                  Salt Lake City, Utah 84121
               --------------------------------
             (Address of Principal Executive Offices)

            Issuer's Telephone Number:  (801) 947-1270

                   4535 W. Sahara, Suite #200
                    Las Vegas, Nevada 89102
                    -----------------------
             (Former address of Principal Executive Offices)

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Item 1.  Changes in Control of Registrant.

          On January 6, 2000, Mark Meriwether, became the principal stockholder and sole director and executive officer of the O.T.S. Holdings, Inc., (the "Registrant") pursuant to an Agreement between the Registrant, Mr. Meriwether, Gerald and Marie A. Levine, a director and President, and the Secretary/Treasurer, respectively, and Wire To Wire, Inc., a Nevada corporation, DBA WWW Consulting ("WWW").

         Pursuant to the Agreement, a copy of which is attached hereto and incorporated herein by reference, Mr. Meriwether paid the sum of $25,000 and agreed to use his "best efforts" to compromise all of the outstanding indebtedness of the Registrant.

         The funds provided by Mr. Meriwether were from personal funds, and following the Agreement, he was designated as the sole director of the Registrant, with Mr. and Mrs. Levine resigning all positions previously held.

         Subsequently, by designation, Mr. Meriwether was designated the President, Secretary and Treasurer and sole director.

          Following the completion of the Agreement, Mr. Meriwether also acquired 3,786,590 shares of common stock in direct purchases from other stockholders of the Registrant in consideration of the additional sum of $25,000.

          As a result of the completion of the Agreement and these purchases of other shares of outstanding common stock of the Registrant by Mr. Meriwether, Mr. Meriwether's present holdings total 13,786,590 shares or approximately 75% of the outstanding voting securities of the Registrant.

Item 7.  Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired.

            None.

          (b) Pro Forma Financial Information.

              None.

          (c) Exhibits.

            10.1        Agreement


                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             OTS HOLDINGS, INC.


Date: 3/7/2000                               By/s/Mark Meriwether
                                             Mark Meriwether, President
                                             Secretary/Treasurer and Sole
                                             Director